UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2018

ASTA FUNDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue
Englewood Cliffs, NJ 07632
(201) 567-5648

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 27, 2018, Asta Funding, Inc. (the “Company”) issued a press release announcing additional details associated with the restatement of the Company’s previously issued audited consolidated financial statements for each of the years ended September 30, 2016, 2015 and 2014, as well as the Company’s unaudited consolidated financial statements for the quarters ended December 31, 2016, March 31, 2017 and June 30, 2017. See Item 8.01 below for additional information about the restatement and related matters.

The Company expects to file an amendment on Form 10-K/A to its Annual Report on Form 10-K for the fiscal years ended September 30, 2016, 2015 and 2014 to restate the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and amendments on Form 10-Q/A to its Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2016, March 31, 2017 and June 30, 2017 to correct the errors described above. The Company is seeking to file the amendments on Form 10-K/A and Form 10-Q/A as soon as reasonably practicable. The Company also is seeking to file its Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2017, March 31, 2018 and June 30, 2018 as soon as reasonably practicable.

As of June 30, 2018, the Company had approximately $32.1 million in cash and cash equivalents, and approximately $6.6 million in available for sale investments, which is after the Company declared and paid a $35 million special dividend to its shareholders on February 28, 2018. Additionally, at June 30, 2018, the Company had no outstanding debt, and under $5 million in liabilities.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information furnished pursuant to Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

In Item 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review) of a Current Report on Form 8-K filed by the Company on January 18, 2018, the Company previously disclosed that on January 11, 2018, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Audit Committee of the Board, determined that the Company’s previously issued financial statements for each of the years ended September 30, 2016, 2015 and 2014 and the interim periods contained therein, as well as the Company’s unaudited consolidated financial statements for the quarters ended December 31, 2016, March 31, 2017 and June 30, 2017 (collectively, the “Non-Reliance Periods”) could no longer be relied upon. Therefore, all earnings press releases and similar prior communications issued by the Company, as well as other prior statements made by or on behalf of the Company relating to those periods should not be relied upon.

The Board’s decision to restate the financial statements for the Non-Reliance Periods arose from the Company’s re-evaluation of its historical conclusion to consolidate Pegasus Funding, LLC (“Pegasus”). Management determined in January 2018 that it lacked the control required to consolidate Pegasus in the historical periods specified above. As such, for all periods prior to January 13, 2018, when the Company acquired the interests in Pegasus that it did not already own, the Company should have reported its investment in Pegasus under the equity method of accounting in accordance with accounting principles generally accepted in the United States (“US GAAP”). The change to the equity method of accounting for the Company's investment in Pegasus does not affect the Company's net income or loss during the Non-Reliance Periods. The change in presentation, however, as a result of de-consolidating Pegasus in the Non-Reliance Periods, does affect the revenue and expense items throughout the consolidated statement of operations. The change also has an impact on the Company's consolidated balance sheet and consolidated statement of cash flows for those periods.

Additionally, the Company evaluated its historical and current practices with respect to accounting for foreign currency matters under Accounting Standards Codification Topic 830 (“ASC 830”) in accordance US GAAP. In connection with this evaluation, the Company has determined that its previous accounting treatment for certain foreign currency matters during the Non-Reliance Periods was not appropriate and required adjustments. In connection with the restatement of the financial statements for the Non-Reliance Periods, the Company has reviewed the financial statements for all errors, including known errors that were previously not corrected in prior filings as immaterial out-of-period adjustments. As described below, these adjustments relating to recording errors and ASC 830 do effect the Company’s net income or loss during the Non-Reliance Periods.

Based on the Company's review to date, management anticipates that the restatement described above will result in the following changes to income (loss) before taxes and net income:

Period	Income (loss) before taxes prior to Restatement	Income (loss) before taxes prior after Restatement	Increase (Decrease)	Net income (loss) prior to Restatement	Net income (loss) after Restatement	Increase (Decrease)
	(Dollars in Millions)
Fiscal 2014	$11.0	$10.3	$(0.7)	$6.4	$6.0	$(0.4)
Fiscal 2015	4.8	2.9	(1.9)	2.7	1.7	(1.0)
Fiscal 2016	13.5	13.9	0.4	10.6	10.3	(0.3)
Three months ended December 31, 2016	(1.0)	(1.4)	(0.4)	(0.6)	(1.9)	(1.3)
Three months ended March 31, 2017	(9.4)	(9.7)	(0.3)	(5.6)	(8.0)	(2.4)
Three months ended June 30, 2017	4.3	3.6	(0.7)	2.6	2.9	0.3

Additionally, the cumulative restatement change through June 30, 2017 to the Company's consolidated balance sheet for the Non-Reliance Periods was a decrease in total assets of $3.5 million; a decrease in total liabilities of $0.8 million; and a decrease to stockholders' equity of $2.7 million. At June 30, 2017, after the restatement of the financial statements for the Non-Reliance Periods, the Company had approximately $212.7 million in total assets; $93.5 million in total liabilities; and $119.2 million in stockholders' equity. The cumulative restatement change for the Non-Reliance Periods had no effect on cash and cash equivalents.

The Company's management is also reassessing its tax provision preparation and review processes and their impact on the Company's internal controls and will amend, as necessary, any disclosures pertaining to its evaluation of such controls and procedures in connection with its amended Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for the periods described above.

The Company’s management has determined that there were deficiencies in its internal control over financial reporting disclosures specifically associated with foreign transactions, significant entities and related party transactions that constituted material weaknesses during the Non-Reliance Periods. The Company has and will continue to develop policies, procedures and controls for the specific areas identified in these material weaknesses.

The Company is not currently aware of any other errors in its financial statements, other than those discussed above, requiring adjustment to any prior period financial statement. However, there can be no assurances that the Company or its independent registered public accounting firms will not find additional errors in the Company’s financial statements requiring further adjustment in those or earlier reports.

The Company expects to file an amendment on Form 10-K/A to its Annual Report on Form 10-K for the fiscal years ended September 30, 2016, 2015 and 2014 to restate the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and amendments on Form 10-Q/A to its Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2016, March 31, 2017 and June 30, 2017 to correct the errors described above. The Company is seeking to file the amendments on Form 10-K/A and Form 10-Q/A as soon as reasonably practicable.

The Company also is seeking to file its Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2017, March 31, 2018 and June 30, 2018 as soon as reasonably practicable.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements related to the restatements discussed above. In some cases, forward-looking statements can be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. Risks, uncertainties and assumptions that could affect the Company’s forward-looking statements include, among other things, risks related to our ability to timely complete the restatements described above, risks that other errors or internal control deficiencies or weaknesses will be identified during our preparation of the restatements and/or risks that additional adjustments will be required or that the amounts of the adjustments identified change. Other risks and uncertainties include, but are not limited to, those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and subsequent Quarterly Reports on Form 10-Q. Unless required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

99.1	Press Release dated August 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2018	Asta Funding, Inc.

	By:	/s/ Bruce R. Foster
	Name:	Bruce R. Foster
	Title:	Chief Financial Officer